UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022 (October 3, 2022)

AEROCLEAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr.
Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AERC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

On October 3, 2022, AeroClean Technologies, Inc., a Delaware corporation (the “Company” or “AeroClean”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Air King Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), and Molekule, Inc., a Delaware corporation (“Molekule”), providing for, among other things, and subject to the terms and conditions therein, an all-stock merger transaction pursuant to which Merger Sub will merge with and into Molekule, with Molekule continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the outstanding shares of Molekule common stock, par value $0.0001, that are issued and outstanding immediately prior to the effective time of the Merger (the “Molekule Common Stock”) (including shares of Molekule Common Stock resulting from the conversion of Molekule’s preferred stock), will be converted automatically into, and the holders of such shares of Molekule Common Stock will be entitled to receive (the “Merger Consideration”), by virtue of the Merger and upon the terms and subject to the conditions set forth in the Merger Agreement, fully paid and nonassessable shares of AeroClean common stock, par value $0.01 per share (the “AeroClean Common Stock”), that shall result in the Molekule stockholders in the aggregate holding 49.5% of the Outstanding Shares (as defined in the Merger Agreement).

At the Effective Time, each in-the-money Molekule warrant will, by virtue of the Merger and without further action on the part of the holder thereof, convert into the right to receive, for each share of Molekule Common Stock subject to such in-the-money Molekule warrant (including shares of Molekule Common Stock issuable upon conversion of any Molekule preferred stock issuable upon exercise of any Molekule warrant), a portion of the Merger Consideration equal to the Merger Consideration that would have been payable in respect of such share had such in-the-money Molekule warrant been exercised immediately prior to the Effective Time less the exercise price with respect to such warrant. Each Molekule warrant issued and outstanding as of the Effective Time that is not an in-the-money Molekule warrant will automatically be cancelled and terminated for no consideration immediately prior to the Effective Time.

At the Effective Time, each outstanding option to acquire Molekule Common Stock will be cancelled and terminated for no consideration. Any shares of Molekule Common Stock that remain available for issuance pursuant to Molekule’s 2015 stock plan (the “Residual Shares”) will be converted at the Effective Time into the number of shares of AeroClean Common Stock equal to the product of the number of such Residual Shares and the exchange ratio determined in accordance with the Merger Agreement (the “Assumed Shares”). At the Effective Time, AeroClean will assume the Molekule 2015 stock plan with the result that AeroClean may issue the Assumed Shares after the Effective Time pursuant to the settlement of any equity awards granted under the 2015 stock plan, AeroClean’s 2021 Incentive Award Plan or any other AeroClean equity plan. As soon as reasonably practicable following the Effective Time, AeroClean will grant awards of restricted stock units to specified Molekule employees who continue in service.

Representations and Warranties

Each of Molekule, the Company and Merger Sub have made representations and warranties in the Merger Agreement that are customary for transactions of this nature. The representations and warranties of the Company, Merger Sub and Molekule will not survive the closing of the Merger (the “Closing”).

Covenants

The Merger Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the transactions contemplated under the Merger Agreement (the “Transactions”) and the use of reasonable best efforts to take such actions as are necessary, proper or advisable to satisfy the conditions to the consummation of the Transactions. The Merger Agreement also contains additional covenants of the parties, including, among others, (a) covenants providing for the Company and Molekule to use reasonable best efforts to obtain all necessary regulatory approvals, (b) covenants providing for the Company and Molekule to cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”), which includes an AeroClean information statement and prospectus which are required to be filed in connection with the Transactions, (c) covenants prohibiting Molekule from engaging in any transactions involving the securities of the Company without the prior written consent of the Company, except as contemplated in the Merger Agreement, (d) covenants providing that the Company will keep current and timely file all reports required to be filed or furnished with the Securities and Exchange Commission (the “SEC”) and otherwise comply in all material respects with its reporting obligations under applicable securities laws, (e) covenants providing for Molekule to use its reasonable best efforts to consummate an equity financing of at least $5,000,000 and up to $7,000,000 prior to the date on which the SEC declares AeroClean’s Registration Statement effective (Foundry Group Next, L.P. has committed to purchase at least $5,000,000 of securities in connection with the equity financing) and (f) covenants that require the Company to maintain in effect directors’ and officers’ liability insurance for a period of six (6) years from the date on which the Merger becomes effective covering individuals who are currently covered by Molekule’s directors’ and officers’ liability insurance policies.

Corporate Governance

The Merger Agreement provides that prior to the Closing, the size of AeroClean’s board of directors will be increased by one director to a total of seven (7) directors, with such vacancy to be filled by a director designated by Molekule. The designated director must be reasonably satisfactory to AeroClean. AeroClean and Molekule have agreed that Brad Feld will be the director designated by Molekule.

Conditions to Consummation of the Merger

The obligations of both parties to consummate the Merger are subject to the satisfaction of the following conditions:

(i) no governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the Transactions illegal, and no law shall have been enacted, issued, promulgated, enforced or entered by any governmental authority that, in any case, prohibits or makes illegal the Merger and related transactions;

(ii) the AeroClean stockholder approval must remain valid and binding;

(iii) the Molekule stockholder approval of the Transactions shall have been obtained (including approval by the holders of (a) a majority of the shares of Series 1 Preferred Stock and (b) a majority of the shares of Molekule Common Stock and Series 1 Preferred Stock on a converted basis voting together as a single class);

(iv) the Registration Statement shall have become effective and be in effect;

(v) the Information Statement (as defined in the Merger Agreement) shall have been disseminated to AeroClean stockholders at least twenty (20) calendar days prior to the Closing; and

(vi) the AeroClean Common Stock to be issued in connection with the Transactions shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance thereof.

The obligation of AeroClean to consummate the Merger is subject to the satisfaction of the following conditions, among others:

(i) the accuracy of Molekule’s representations and warranties at the Closing;

(ii) the performance or compliance in all material respects by Molekule of its covenants to be performed or complied with as of or prior to the Closing;

(iii) delivery by Molekule of a customary officer’s certificate and a customary certificate regarding “U.S. real property interests”;

(iv) employment agreements with certain key employees must be in full force and effect and such key employees shall not have terminated their employment with Molekule or delivered any notice to Molekule of any intention to leave the employ of Molekule or AeroClean;

(v) the consents from Silicon Valley Bank and Trinity Capital Inc. must remain in full force and effect and must not have been amended, rescinded or otherwise terminated;

(vi)  the Backstop Purchase Agreement executed by Foundry Group Next, L.P. shall remain in full force and effect, and shall not have been amended, rescinded or otherwise terminated; and

(vii) Molekule shall have commenced and consummated an equity financing and, in connection therewith, shall have received an amount in cash of not less than $5,000,000.

The obligation of Molekule to consummate the Merger is subject to the satisfaction of the following conditions:

(i) the accuracy of AeroClean’s representations and warranties at the Closing;

(ii) the performance or compliance in all material respects by AeroClean of its covenants to be performed or complied with as of or prior to the Closing; and

(iii) the delivery by AeroClean of a customary officer’s certificate.

Termination

The Merger Agreement may be terminated at any time prior to the date of the Closing:

(a) by mutual written consent of the Company and Molekule;

(b) by either the Company or Molekule if the Closing has not occurred on or before the eight month anniversary of the date of the Merger Agreement (the “Outside Date”);

(c) by either the Company or Molekule if a governmental authority shall have enacted, issued, promulgated, enforced or entered any law or governmental order which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the Transactions;

(d) by either the Company or Molekule, if the required stockholder approval of the Company is not in full force and effect as of the Outside Date;

(e) by the Company, at any time on or after the date that is two business days following the date that the Company receives, and notifies Molekule of the Company’s receipt of, SEC approval and effectiveness of the Registration Statement, if Molekule does not deliver to the Company on or prior to such date the Written Consent (as defined in the Merger Agreement);

(f) by the Company, upon certain material and uncured breaches of the terms of the Merger Agreement by Molekule; or

(g) by Molekule, upon certain material and uncured breaches of the terms of the Merger Agreement by the Company.

If the Merger Agreement is validly terminated, all further obligations and liabilities of the Company, Merger Sub and Molekule under the Merger Agreement will terminate and become void and of no further force and effect, with certain limited exceptions, including liability for any intentional and willful breach of the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that the disclosure schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Additional Agreements

Stockholder Support Agreement

In connection with the execution of the Merger Agreement, Molekule stockholders that hold (a) a majority of the Molekule Series 1 Preferred Stock and (b) a majority of the Molekule Common Stock and the Molekule Series 1 Preferred Stock on an as-converted basis, voting together as a single class, executed Stockholder Support Agreements, dated October 3, 2022, pursuant to which such Molekule stockholders agreed to irrevocably and unconditionally vote or execute a written consent to adopt the Merger Agreement and approve the Merger on or as promptly as reasonably practicable (and in any event within two (2) business days) following the time which the Registration Statement is declared effective.

This description of the Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholder Support Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stockholders Agreement

The Merger Agreement provides that, upon the consummation of the Merger, the Company, certain stockholders of the Company and certain stockholders of Molekule will enter into a Stockholders Agreement. The Stockholders Agreement will provide that such stockholders will take all reasonable actions to nominate Brad Feld and the existing members of AeroClean’s board of directors to be members of the board of directors of the Company following the consummation of the Merger and until immediately after the Company’s 2024 annual meeting of stockholders.

This description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholders Agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

The Merger Agreement provides that, upon the consummation of the Merger, the Company and certain stockholders of the Company and Molekule will enter into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, following the consummation of the Merger, certain stockholder signatories thereto will have certain “demand” and “piggyback” registration rights. The Amended and Restated Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholder signatories thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act of 1933, as amended (the “Securities Act”).

This description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Backstop Purchase Agreement

In connection with the consummation of the Merger, Molekule agreed to commence and consummate an equity financing for cash of a minimum of $5,000,000 and up to $7,000,000 of securities of Molekule by no later than the effectiveness of the Registration Statement. In connection with the equity financing, Foundry Group Next, L.P. has delivered an executed Backstop Purchase Agreement to both Molekule and AeroClean irrevocably committing to both Molekule and AeroClean to purchase for cash up to $5,000,000 of new equity to be issued by Molekule in connection with the equity financing, but no later than the date on which the SEC declares the Registration Statement effective. The securities to be offered in the equity financing will not be registered under the Securities Act, and will be offered only to persons reasonably believed to be accredited investors (as defined in Rule 501 under the Securities Act). Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any Molekule or Company securities.

This description of the Backstop Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Backstop Purchase Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Amended and Restated Certificate of Incorporation

In connection with the consummation of the Merger, the Company’s certificate of incorporation will be amended and restated. The revised certificate of incorporation will change the name of the company to “Molekule, Inc.” It will also include a provision exculpating the officers of the company from liability for breaches of fiduciary duty to the extent permitted by Delaware law. The revised certificate of incorporation will become effective upon the Closing.

This description of the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

In connection with the consummation of the Merger, the Company’s bylaws will be amended and restated. The revised bylaws will include a six-month lockup provision which prohibits the Molekule stockholders from transferring their Merger Consideration during the six month period following the Closing. The revised bylaws will become effective upon the Closing.

This description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated Bylaws, the form of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrent with the execution of the Merger Agreement, the Company entered into amended and restated employment agreements with each of Jason DiBona and Ryan Tyler, pursuant to which each such executive will continue as the Chief Executive Officer and Chief Financial Officer, respectively, effective as of the Closing (the “Amended and Restated Employment Agreements”). Pursuant to the Amended and Restated Employment Agreements, Messrs. DiBona and Tyler will receive a base salary of $350,000 and $300,000, respectively, and each such executive will be eligible to receive an annual target bonus in an amount equal to 60% of his base salary subject to the achievement of certain performance metrics. Prior to the Closing, Mr. DiBona held 436,860 restricted stock units and Mr. Tyler held 231,050 restricted stock units. Following the Closing, the Company anticipates granting Mr. DiBona 263,140 restricted stock units and granting Mr. Tyler 468,950 restricted stock units that vest on a quarterly basis over a four-year period, so that following the Closing, Mr. DiBona and Mr. Tyler will each hold a total of 700,000 restricted stock units.

In addition, the Company entered into employment agreements with each of Jonathan Harris and Ritankar Pal, pursuant to which Mr. Harris will serve as the Company’s Chief Marketing & Product Development Officer and Mr. Pal will serve as the Company’s Chief Operating Officer, in each case, effective as of the Closing (the “Employment Agreements”).

Mr. Harris, age 57, has more than 30 years of experience taking on management and advisory roles in hardware and software companies. Mr. Harris has served as the Chief Executive Officer at Molekule since May 2021. Prior to Molekule, Mr. Harris served as the Chief Executive Officer and Co-Founder of KAMU Labs, Inc. between June 2019 to March 2022, and as a strategic advisor at reMarkable between February 2019 to August 2022. Prior to reMarkable, Mr. Harris served as the President of Aura Frames between September 2017 to January 2019, and Senior Vice President of Intergalactic Sales & Field Marketing at GoPro, Inc. from June 2010 to April 2017. Prior to GoPro, Inc., Mr. Harris held positions of increasing responsibility at SugarSync Inc. Jawbone, Mirra, Inc., Roku Labs, LLC, SonicBlue Incorporated, ReplayTv Inc., Check Point Software Technologies, SGI, Macromedia, Microsoft and Ultimate TV Group. Mr. Harris holds a Bachelor of Arts degree in Marketing from Southern Methodist University.

Mr. Pal, age 53, has extensive experience overseeing and managing the administrative and operational functions of businesses. Mr. Pal has served as the Chief Financial Officer of Molekule since January 2022 and previously served as the chief financial officer of Payactiv, Inc. from February 2019 to June 2021. Before joining Payactiv, Inc., Mr. Pal served as a Managing Director at Barclays Capital between 2006 and 2012. Prior to Barclays Capital, Mr. Pal held positions of increasing responsibility at Salomon Brothers, Citibank and Citigroup between 1993 and 2006, before being promoted to Managing Director at Citigroup in 2002, and serving in such capacity until 2006. Mr. Pal holds a Bachelor of Arts degree in Mathematics from Reed College and a Bachelor of Science Degree in Engineering and Applied Science from the California Institute of Technology.

Pursuant to the Employment Agreements, Messrs. Harris and Pal will receive an annual base salary of $350,000 and $300,000, respectively, and each such executive will be eligible to receive an annual target bonus in an amount equal to 60% of his respective base salary, subject to the achievement of certain performance metrics. In addition, pursuant to the Merger Agreement, the Company has agreed to grant each of Messrs. Harris and Pal 700,000 restricted stock units that vest on a quarterly basis over a four-year period, subject to continued service on each applicable vesting date.

Pursuant to their respective employment agreements, in the event any of Messrs. DiBona, Tyler, Harris or Pal is terminated by the Company without “cause” (as defined in the applicable Amended and Restated Employment Agreement or Employment Agreement), such executive will be entitled to receive an amount equal to his base salary and employer-paid healthcare coverage for up to 12 months following his separation from service. To the extent any such termination occurs within 12 months following a change in control of the Company, all of such executive’s time-based equity awards will become fully vested. The foregoing severance payments and benefits are subject to the executive’s execution of a general release of claims against the Company and his compliance with certain restrictive covenants.

The foregoing descriptions of the Amended and Restated Employment Agreements and Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Employment Agreements and Employment Agreements, copies of which are attached hereto as Exhibits 10.5, 10.6, 10.7 and 10.8 and are incorporated herein by reference.

In addition to the foregoing, the disclosure contained in Item 5.07 below is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the requirements of the Nasdaq Stock Market Listing Rules (“Listing Rules”) and the General Corporation Law of the State of Delaware (“DGCL”), the Company obtained stockholder approval by written consent of (1) the issuance of the Merger Consideration, (2) the amendment and restatement of the Company’s certificate of incorporation, effective upon the Closing, to change the name of the Company to Molekule, Inc., and to add an exculpation provision with respect to violations of fiduciary duties by the Company’s officers to the extent permitted by Delaware law and (3) an amendment to the Company’s 2021 equity incentive plan which increases the share reserve under such plan by 800,000 shares.

On October 3, 2022, the holders of 8,019,522 shares of AeroClean Common Stock, constituting approximately 52% of the outstanding shares of AeroClean Common Stock and representing an adequate number of votes as required by the Listing Rules and the DGCL, executed a written consent approving these matters. In accordance with Article VII Section VII.4 of the Company’s certificate of incorporation, the aforementioned taking of such action by written consent had been expressly approved in advance by the Board.

In connection with the Transactions, the Company intends to file the Registration Statement with the SEC that will include an AeroClean information statement and prospectus (the “Information Statement”), and will file other documents with the SEC regarding the Transactions. After the SEC declares the Registration Statement effective, the Company intends to distribute a copy of the Information Statement to all stockholders who did not execute the written consent. The written consent will not take effect until the date that is 20 days after the date the Information Statement is first sent to all stockholders of the Company who did not execute the written consent.

Item 8.01 Other Information.

Attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference is a copy of the press release issued on October 3, 2022 by the Company and Molekule announcing the execution of the Merger Agreement.

Important Additional Information

The Registration Statement and Information Statement will contain important information about AeroClean, Molekule, the Merger and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND INFORMATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Registration Statement and Information Statement will be sent to AeroClean’s stockholders prior to the consummation of the Transactions. AeroClean stockholders will be able to obtain the Registration Statement and Information Statement from the SEC’s website or from AeroClean’s website. These documents may also be obtained free of charge from AeroClean by requesting them by mail at 10455 Riverside Drive, Suite 100, Palm Beach Gardens, FL 33410.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions help identify forward-looking statements. Factors that could cause actual events to differ include, but are not limited to:

●	the risk that the Transactions may not be completed;

●	the ability to successfully combine the businesses of AeroClean and Molekule;

●	the ability of the parties to achieve the expected synergies and other benefits from the Transactions within the expected time frames or at all;

●	the incurrence of significant transaction and other related fees and costs;

●	the incurrence of unexpected costs, liabilities or delays relating to the Transactions;

●	the risk that the public assigns a lower value to Molekule’s business than the value used in negotiating the terms of the Transactions;

●	the risk that the Transactions may not be accretive to AeroClean’s current stockholders;

●	the risk that the Transactions may prevent AeroClean from acting on future opportunities to enhance stockholder value;

●	the dilutive impact of the stock consideration which will be issued in the Transactions;

●	the risk that any goodwill or identifiable intangible assets recorded due to the Transactions could become impaired;

●	potential disruptions to the business of the companies while the Transactions are pending;

●	the risk that a closing condition to the Transactions may not be satisfied;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Transactions; and

●	other economic, business, competitive, and regulatory factors affecting the businesses of AeroClean and Molekule generally, including those set forth in AeroClean’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AeroClean’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings.

Forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward looking statements as a result of various factors. Although AeroClean believes that the expectations reflected in the forward looking statements are reasonable based on information currently available, AeroClean cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward looking statements. In any event, these statements speak only as of the date of this release. The parties undertake no obligation to revise or update any of the forward looking statements to reflect events or circumstances after the date of this release or to reflect new information or the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 3, 2022
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	Form of Amended and Restated Bylaws
10.1	Form of Stockholders Support Agreement
10.2	Form of Stockholders Agreement
10.3	Form of Amended and Restated Registration Rights Agreement
10.4	Backstop Purchase Agreement, dated October 3, 2022
10.5†*	Amended and Restated Employment Agreement by and among Jason DiBona and AeroClean Technologies, Inc., dated October 3, 2022
10.6†*	Amended and Restated Employment Agreement by and among Ryan Tyler and AeroClean Technologies, Inc., dated October 3, 2022
10.7†*	Executive Employment Agreement by and among Jonathan Harris and AeroClean Technologies, Inc., dated October 3, 2022
10.8†*	Executive Employment Agreement by and among Ritankar Pal and AeroClean Technologies, Inc., dated October 3, 2022
99.1	Press Release, dated October 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management Compensation Agreement

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROCLEAN TECHNOLOGIES, INC.

Dated: October 4, 2022	By:	/s/ Jason DiBona
		Name:	Jason DiBona
		Title:	Chief Executive Officer